Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated May 20, 2010
Registration No. 333-166022



TranSwitch Corporation

2010 Shareholder Meeting

May 20, 2010

Ali Khatibzadeh
President and CEO

Safe Harbor Statement

Forward-looking statements in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of dependence on third-party VLSI fabrication facilities, intellectual property rights and litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the telecommunications and data communications markets and the semiconductor industry specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

Background: TranSwitch Innovation

World Class Patent Portfolio

- 66 US Patents with
  26 US Patents Pending
- Worldwide Patents
  in 22 Countries
- High Percentage of System Patents


50%
System Design
Patents
48%
Circuit Design
Patents
2% Test

Industry Firsts

- 1990: First High-Speed Multiplexer-on-a-Chip
- 1990: First SONET-related patent granted
- 1995: First Commercial ATM switch single chip
- 1999: First ADSL chipset meeting NTT standards
- 2002: First Ethernet over SONET Hi/Lo VCAT IC
- 2004: First Transceiver products supporting 10G-Base-CX4/LX4 standards
- 2004: First Qualified EPON chipset for Japan market
- 2005: First Gigabit (10/100/1000Base-T) IP Core HDMI Extender over CAT-5 cables
- 2008: First HDMI 1.3 IP Core at 3.5Gbps/lane
- 2009: First IP Core for HDMI 1.4

Leader in High-Speed, Broadband Communication

TRANSWITCH

Background: Strong OEM and Carrier Relationships


Network Equipment OEMs
Alcatel·Lucent
OKI
CISCO
FUJITSU
SK telesys
ERICSSON
Nokia Siemens Networks
tellabs
TEJAS NETWORKS
ZTE中兴
TRANSWITCH
T62G65120.02A K 1
Technology Enabler
Global Service Providers
NTT Communications
at&t
Sprint
verizon
BT
Deutsche Telekom
中国电信 CHINA TELECOM
KDDI
CHINA UNICOM
中国移动通信 CHINA MOBILE
RELIANCE Communications
BSNL
Connecting India

Leading Telecom OEM Customers

TranSwitch Business Snapshot



High Speed Interconnect, 7%
Media Gateway, 14%
Access (including FTTX), 29%
Customer Premises, 16%
Metro Optical, 34%

FY 2009E Revenues ≈ $56M

- **Customer Premises**
  - Atlanta™ products have won major industry awards
  - Optimized for Gateway / Routing / Home Networking + Low Density Voice-over-IP
- **Voice-over-IP Media Gateway**
  - Best Performance in the Industry
  - Customers include Alcatel (used in AT&T and Sprint 3G Networks) and Ericsson
- **Access Products including FTTx**
  - NTT Qualified
  - Selected by Tier One OEMs in Japan
- **Metro Optical**
  - Leader in Ethernet over SONET
  - Customers include Alcatel and ZTE
- **Video High-Speed Interconnect**
  - HDP™ HDMI™ /DisplayPort™ Combo-transceivers
  - HDMI 1.4 Compliant to enable 3D-TV
  - World's leading provider of 10/100 and Gigabit Ethernet PHY IP cores

TRANSWITCH

...Leads to Tremendous High Growth Opportunities

Triple Play Semiconductor: TranSwitch Addressable Market ($M)


$2,000
$1,500
$1,000
$500
$0
2008
2009
2010
2011
2012
2013
5-yr CAGR = 24%
Next-Gen Media Gateway
High Speed Interconnect
Customer Premises

TranSwitch Advantages

Market	Advantages
Customer Premises	▪ 1/2 the power consumption of competition ("Green" compliant) ▪ Lowest BOM cost ▪ Smallest footprint of the competition ▪ Open software architecture supporting Linux
Next-gen Media Gateway	▪ Twice the Density/area vs Nearest Competitor ▪ Full turn-key solution allows much faster time-to-market
High Speed Interconnect	▪ Only HDMI 1.4 License Offering enabling 3D-TV today ▪ AnyCable® Technology:allows HDMI / DisplayPort with non-compliant (cheap) cables ▪ HDP combines HDMI and DisplayPort functionality in a single transceiver

Leveraging Our Strengths Will Lead to Increased Market Share

Opportunity: Broadband Adoption Just Beginning

Mobile Phone Adoption Rates



120%
100%
80%
60%
40%
20%
0%
China
India
US
Indonesia
Brazil
Russia
Japan
Mexico
Phillipines
Pakistan

Mobile phones have proliferated throughout the world

In Russia, for instance, the population averages 1.3 mobile subscriptions per person

Source: ITU 2008 Survey

Broadband Adoption Rates



30%
25%
20%
15%
10%
5%
0%
China
India
US
Indonesia
Brazil
Russia
Japan
Mexico
Phillipines
Pakistan

Conversely, broadband subscription is very low in most countries around the world

Of the ten largest countries, only Japan and the U.S. have meaningful broadband internet subscription rates.

Data compiled by *Internet World Statistics 2009*

TRANSWITCH

Most Comprehensive Portfolio for Broadband Triple Play



Metro/ Core
Access
Customer Premises
Mobile Subscriber
Femtocell
Atlanta
HD-PXL HDMI with AnyCable
Atlanta
Media Server
HD-PXL (HDMI 1.4) For 3-D TV
HD-PXL (DisplayPort)
Entropia-IV
Envoy
EtherMap-12
PacketTrunk-4
RNC
Base Station
Envoy
EtherMap-3
EtherMap-PDH
PacketTrunk-4
Aggregation Node
Envoy
EtherMap-3
EtherMap-PDH
PacketTrunk-4
xPON ONU
Broadband Gateway
Atlanta
Mustang
EtherPHAST-48
Metro WDM
MSPP
xPON-OLT
COLT
EtherPHAST-48
Entropia-3C
IP-PBX
Mustang
Diplomat
Entropia 3C
MDU / FTTN ONU
Future Growth
TranSwitch

Focus on Triple Play Convergence...



Broadband Access
Wireline Access
Wireless Access
xDSL
xPON
HFC
BWA Fixed
BWA Mobile
WiMAX
Video
Digital HD TV
IP HD STB
Internet HD DVP/R
Telephony
VoIP Phone
s/e MTA
UMA WAP/ Femtocell
Data
FW/Router
Home GW
WAP
Full Service Home GW a.k.a Whole Home Gateway
CONVERGENCE
Home Node-B/ e-Node-B Or Home Base Station
Mobile IP TV
Video
Cellular Mobile TV
Mobile Broadcast
Cellular VoIP
Telephony
Femtocell
VoLGA
FMS Router
Data
Femtocell/ Base Station
Modem Netbooks

TRANSWITCH

Opportunity: Voice-over-IP Deployments Expanding


Brazil
Canada
China
France
Germany
Hong Kong
India
Indonesia
Italy
Japan
Malaysia
Netherlands
Philippines
Poland
Russia
South Korea
Spain
Thailand
U.K.
U.S.
Ukraine
Venezuela
2010
2014
0%
20%
40%
60%
80%
100%
% of Packet-Switched Lines

TRANSWITCH

Customer Example: Alcatel-Lucent


Alcatel·Lucent
at&t
Sprint
RELIANCE
Communications
Anil Dhirubhai Ambani Group
TRANSWITCH
Entropia IV

The Alcatel-Lucent 7520 Media Gateway

- Adopted by major carriers for wireless networks
- Voice over IP (VoIP) trunking, Private Branch Exchange (PBX) and IP access
- Integrates key IP Multimedia Subsystem (IMS) functions such as IMS Media Gateway (IMS-MGW)
- Delivers UMTS PSTN-facing media gateway and 3G media gateway functionality
- Supports CDMA and UMTS and IP-to-IP services

Customer Example: NEC


NTT Group
KDDI
SoftBank
NEC
CX8000
NEC CX8000
TranSwitch
Entropia-IV
TranSwitch

NEC

CX8000

- Softbank-Mobile (IMS core; MRFP/MGW):
  - AMR-NB, G711, TDM-IP Ch
- KDDI-san
  (backhaul CDMA app→LTE future)
  - EVRC, G711 →AMR-NB/WB
  - IP-IP and TDM-IP
- NTT E/W (Fixed-MGW)
- NTT DoCoMo

Customer Example: Alcatel-Lucent

Alcatel·Lucent


TranSwitch®
Envoy-CE4




TranSwitch®
EtherPHAST 48+

7302 iSAM IP DSLAM

- **World's leading IP DSLAM Platform**

MetroSpan 1692 DWDM

- **On-site collaboration in China**
- **Designed into 3 different platforms**

Customer Example: ZTE



ZTE中兴




TranSwitch®
Envoy


TranSwitch®
EtherPHAST 48+


TranSwitch®
PHAST-12N


TranSwitch®
EtherMAP-3

ZXR10

- Carrier-Class Router Family
- Fast Ethernet service interface card
- In full production

Unitrans ZXMP M600

- Metro CWDM equipment
- Multi-service line card support GigE, Fibre Channel, ESCON, DVB-ASI
- Shipping to customers

ES8000

- ET-3 on 5 different line cards
- 1-2 ET-3 per card, 2-6 boards per system
- In full production
- Established relationship with ZTE for future platforms and design wins

Customer Example: SK-Telesys

SK telecom



V1 (2008. 11)



V1C (2009. 5)



V1D (2009. 5)



VIDC (2009. 6)



V2 (2009. 5)



V2C (2009. 5)

- **Fastest volume ramp of any VoIP CPE product in Korea**
- **More than 1 Million base MTA units shipped in <12 months**
- **1.8" 65K Color Display , SMS, Caller ID, 3 Way Conferencing, 64-Poly Melody, NAT, FXS**

Typical WiMAX Installation

TranSwitch's Atlanta processors support high speed routing, security, WiFi, fax and up to eight voice channels all while maintaining best-in-class voice quality making them ideal for WiMAX applications.



TRANSWITCH
Atlanta
WiMAX Subscriber Station
WiMAX IEEE 802.16-2004
Point-to-point backhaul
Internet
Ethernet
Phone line
Access Point
Wi-Fi
Point-to-multipoint
Telco Core or Private (fibre) Network
Ethernet
WiMAX Base Stations
Customer Premises (home, business or hot spot)

Global WiMAX & LTE 4G Wireless Deployments

WiMAX and LTE Deployments Status Worldwide (April 2010)


4GCounts™ by
BWA RESEARCH UK
Blue indicates WiMax 802.16e
Yellow indicates WiMax 802.16d
Red indicates pending WiMax deployment
Green indicates no planned deployment
Purple indicates undecided
Black indicates LTE
Note: This is not an exhaustive list.

TranSwitch

IP Licensing and Porting

- **Global Fortune 1000 customers have licensed our IP cores (10/100 Base-T, 1000 Base-T, HDMI, DisplayPort)**

IBM | intel | Texas Instruments | Analog Devices | Philips NXP | NEC | tsmc

- **Other customers:** Infineon, NXP, Nethra, Amlogic, E-Silicon, Terayon, Ricoh, KLSI, Standard Micro, Renesas, Luminary, ADT, Akross, Microchip, SolarFlare, Aquantia, KeyEye, SMIC, UMC, others

- **Over 40M mixed-signal chips shipped with TranSwitch IP**

- **Porting Experience:**
  - More than 12 years experience in porting to different processes
  - Ported IP cores to more than 20 different fabs and geometries (IBM, TI, NEC, Infineon, Philips, TSMC, UMC, SMIC)

100MBase-T	1GBase-T	10GBase-CX4	HDMI/DVI/DP
100Mbps	1Gbps	10Gbps	250M – 3.50Gbps






Summary

- **Focused on 'Triple-play' IC solutions addressing a high-growth $2 Billion + global market by 2013**
  - Focus on Broadband (CPE and Access) Voice & Video over IP applications
- **Global blue-chip customer base – expanding sales in Asia**

SK telecom · CISCO · Nokia Siemens Networks · ERICSSON · OKI · Alcatel·Lucent · ZTE中兴 · tellabs · TEJAS NETWORKS · FUJITSU

- **Building on differentiators in key market segments**
- **Notable Accomplishments in Q1 2010**
  - Increased Net cash by nearly $3 million, improving Balance Sheet
  - Grew revenue sequentially and provided growth guidance for the 2nd quarter
  - Guidance for non-GAAP operating profit in the 2nd quarter
- **Rights Offering Announced**
  - Company seeks to raise up to $10 million from the Rights Offering

Rights Offering initiated on May 4th

TranSwitch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus with respect to This offering may be obtained from Georgeson, Inc., the information agent for the rights offering, or from TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06483, Attn. Robert Bosi, Vice President-Chief Financial Officer. If you have any questions regarding the rights offering, please contact the information agent at (888) 867-6856 (toll-free) or, for banks and brokers, at (212) 440-9800 (call collect).

Thank You